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EXHIBIT 2.2

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


          AMENDMENT NO. 1 dated as of October 30, 1998 (this "Amendment") to the Stock Purchase Agreement (as defined below) between Louis Dreyfus Corporation, a New York corporation ("Seller"), and TransMontaigne Inc., a Delaware corporation ("Buyer").


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, Buyer and Seller have entered into a Stock Purchase Agreement dated as of September 13, 1998 (the "Agreement"); and

          WHEREAS, the Buyer and Seller desire to amend the Agreement.

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound by this Amendment, the Buyer and Seller hereby agree as follows:

          1.  Definitions. All capitalized terms not defined herein shall have
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the respective meanings assigned to such terms in the Agreement.

          2.  Amendments.  Effective as of the date hereof, the Agreement is
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hereby amended as follows:

              (a) Section 1(c) on page 2 of the Agreement is hereby amended by inserting ")" immediately after the phrase "(as defined in Section 3(a)" in the fourth line of such Section.

              (b) Section 3(a)(vii) on page 9 of the Agreement is hereby amended by deleting the words "September 30, 1999" in clause (A)(I) of such Section and by inserting in lieu thereof the words "December 31, 1999".

              (c) Section 5(h) on page 37 of the Agreement is hereby deleted in its entirety.

              (d)  Section 7(b) on page 44 of the Agreement is hereby amended by
(i) deleting the words "effective on the Closing Date" in the first sentence of such Section and by inserting in lieu thereof the words "effective as of the day after the Closing Date" and (ii) deleting the words "For so long as Seller maintains" in the second sentence of such Section and by inserting in lieu thereof the words "For so long as Seller, together with its affiliates, maintains".

              (e)  Section 11(b)(i) on page 58 of the Agreement is hereby
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amended by inserting after the words "provided, however," the words "that the
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term "Environmental Loss" shall not include, and Seller shall retain as Retained
Liabilities any and all liabilities relating to, any loss, liability, claim, damage, charge, cost or expense arising out of any contamination by, or Release of, any Hazardous Substance on or relating to (or any transportation of any Hazardous Substance from) any real property formerly owned or operated by the Company and not owned or operated by the Company at the Closing; and provided,
                                                                     --------
further,".
-------

              (f) Section 11(h) on page 65 of the Agreement is hereby amended by deleting the words "in accordance with the procedures set forth in Section 11(b)" at the end of such Section and by inserting in lieu thereof the words "in accordance with the procedures set forth in subparagraphs (v) and (vi) of
Section 8(a) (applied mutatis mutandis and with the term "Environmental Loss"
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substituted for the term "Cost of Remediation")".

          3.  Governing Law.  This Amendment shall be governed by and construed
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in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          4.  Continuation.  The parties hereto agree and acknowledge that the
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Agreement, as amended by this Amendment, continues in full force and effect according to its terms.

          5.  Counterparts.  This Amendment may be executed in any number of
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counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed and delivered as of the day and year first above written.


                    LOUIS DREYFUS CORPORATION


                    By: /s/ Peter Griffin
                       ---------------------------
                       Name:  Peter Griffin
                       Title:    President


                    TRANSMONTAIGNE INC.


                    By: /s/ Richard E. Gathright
                       ---------------------------
                       Name:  Richard E. Gathright
                       Title:    President

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